UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 24, 2011

EAGLE FORD OIL AND GAS CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St. Suite 206 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

713.771.5500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2011, Eagle Ford Oil & Gas Corp. (ECCE.OB) (the “Company” or the “Registrant”), acquired all of the membership interests in Sandstone Energy, L.L.C. (“Sandstone”), in exchange for 17,857,113 shares of Common Stock of the Company.  Following the acquisition (the “Acquisition”), the shares issued to the former owners of Sandstone (the “Sellers”) constitutes eighty two percent of the Company’s common stock.   In connection with the acquisition (the “Acquisition”), Paul Williams became the Chief Executive Officer, and Ralph “Sandy” Cunningham Jr. became the President and Chief Operating Officer, of the Company. Also, Mr. Williams and Tom Lipar were added to the Board of Directors of the Company. Richard Adams, the Company’s former President, will remain with the Company as Chief Financial Officer and as a director. Tom Lipar was elected the Chairman of the Board.

Sandstone was privately held until the Acquisition.  It is an oil and gas exploration and production company headquartered in the metropolitan area of Houston. The Company specializes in acquiring, exploring and developing oil and gas properties along the Gulf Coast of Texas and Louisiana. Sandstone sole significant oil and gas asset (the “Lee County Prospect”) includes a 38.75% working interest in 2,315.6 gross acres in Lee County, Texas. The Company currently has two wells producing oil, the Vick #2 and the Alexander #1 on this property. These are operated by a third party. The Alexander #1 well is being sidetracked with a 2,500 ft. lateral. Both wells are in the Austin Chalk.  The Company anticipates that over 20 wells may ultimately be drilled on this property. The Company believes that the property has production potential in several zones including the Austin Chalk, Buda, Edwards and Eagle Ford. The Company also plans to acquire additional leases in the Texas-Louisiana Gulf Coast region.

The current project scheduled in the next 30 days is the Alexander #1 well being sidetracked with a 2,500 ft. lateral.  The Company’s participation costs of the Alexander #1 sidetrack is estimated at $255,000 through well completion. The Company anticipates that participation in each of the future wells would be approximately $550,000 per well.  The Company is in the process of conducting a private placement and otherwise attempt to procure institutional or other financing to raise funds for drilling of the Lee County property as well as acquiring and exploiting other oil and gas prospects. The Board of Directors of the Company has authorized the Company to conduct a private placement of up to $6 million of the Company’s common stock under Regulation D under the Securities Act exclusively to accredited investors; as such term is defined in Regulation D.  There can be no assurances that the Company will have sufficient success in its fundraising to exploit the Lee County Prospect or any other oil and gas opportunities.

The Company anticipates that the name of the Company will be changed to “Sandstone Energy”, as soon as practicable.

The Company also announced that prior to the Acquisition; it had completed the conversion of its Preferred D stock, issuing 363,698 shares of common stock in exchange for 727,396 shares of Preferred D stock and warrants to purchase 1,000,000 shares of common stock at an exercise price of $.50 per share. The conversion eliminated the last outstanding preferred stock of the Company.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 20, 2011, the Company completed the acquisition of Sandstone, thereby effectively acquiring the Lee County Prospect, as described above.

ITEM 2.02. UNREGISTERED SALE OF EQUITY SECURITIES.

As consideration for the sale to the Company of all of the membership interests in Sandstone, the Company issued 17,857,113 shares of Common Stock of the Company to the Sellers. These included issuance of 8,928,557 shares to TDLOG, L.L.C., 8,749,985 shares to Driftwood Resources, L.L.C. and 178,571 shares to Pierre Vorster.  The issuance and delivery of the shares was exempt from the registration requirements of the Securities Act pursuant to 4(2) thereof and Rule 506 of Regulation D promulgated thereunder; and exempt from the registration or qualification requirements of any applicable state securities laws. As a result, the Acquisition Shares may not be offered, sold, or transferred by the holder thereof until either a registration statement under the Securities Act of 1933 (the “Securities Act), as amended (the “Securities Act”) or applicable state securities laws shall have become effective with regard thereto, or an exemption under the Securities Act and applicable state securities laws is available with respect to any proposed offer, sale or transfer.

The Company also announced that prior to the acquisition; it had completed the conversion of its Series D Preferred Stock, issuing 363,698 shares of common stock in exchange for a total of 727,396 shares of Series D Preferred D Stock and warrants to purchase 1,000,000 shares of common stock at an exercise price of $.50 per share. The conversion eliminated the last outstanding preferred stock of the Company.  Such shares of commons stock and warrants were issued under the exemption provided under Sections 4(2) and 3 (a)(9) of the Securities Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

The Sellers acquired 82% of the Common Stock of the Company which resulted in a change in the Company.  In connection with the acquisition the Board of Directors of the Company was increased from two to four directors. Tom Lipar and Paul Williams, affiliates of the Sellers, were added to the Board.

Paul Williams became the Chief Executive Officer, and Ralph “Sandy” Cunningham Jr., an officer of Sandstone became the President and Chief Operating Officer, of the Company. Also, Mr. Williams and Tom Lipar were added to the Board of Directors of the Company. Richard Adams, the Company’s former President, will remain with the Company as Chief Financial Officer and as a director.  In addition,   Richard Adams and Richard Bobigian will remain as members of the Board of Directors. Tom Lipar was elected the Chairman of the Board.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the Acquisition, Paul Williams became the Chief Executive Officer, and Ralph “Sandy” Cunningham Jr., an officer of Sandstone became the President and Chief Operating Officer, of the Company. Also, Mr. Williams and Tom Lipar were added to the Board of Directors of the Company. Richard Adams, the Company’s former President, will remain with the Company as Chief Financial Officer and as a director.  Tom Lipar was elected the Chairman of the Board.

Brief biographies of Tom Lipar, Paul Williams, Richard Adams and Ralph “Sandy” Cunningham Jr. are below:

Tom Lipar (61) – Director and Chairman of the Board - Mr. Lipar, majority shareholder, is a veteran executive, founder and entrepreneur of multiple companies in several industries with over twenty years expertise starting with Patten Corp., a NYSE public national land development company as an executive.

Paul Williams (48) – Chief Executive Officer and Director – Mr. Williams, being Chief Executive Officer of Sandstone Energy since 2006, was also a former executive with Vaquero Oil & Gas, Inc., Emory International, Emory Drilling and Exploration. Mr. Williams has in-depth oil and gas knowledge, acquired through family controlled enterprises including all phases of the oil and gas business, including lease acquisition, development, drilling and production, and marketing.  Mr. Williams has also played in the NFL and been a candidate for the US House of Representatives.

Richard Adams (43) – Chief Financial Officer and Director - Mr. Adams, being the former President of Eagle Ford Oil & Gas Corp, spent eight years in the oil and gas finance market with The Williams Companies and then Aquila Energy Capital.  In 2002, Mr. Adams formed Bullfrog Capital providing capital formation to the energy industry.  He has structured and closed more than 45 financings totaling $1.2 billion for acquisition, drilling, debt restructuring, mergers, liquidations, and leasing.

Ralph “Sandy” Cunningham Jr. (49) - President & Chief Operating Officer – Mr. Cunningham, since joining Sandstone Energy as President and Chief Operating Officer in 2009, he has over twenty years extensive executive, operational and business management experience in strategic planning and execution, site selection and lease negotiations, construction management and budgeting, international and domestic marketing, international and domestic product pricing and trend analysis, inventory management and procurement, P&L responsibilities, technical support, mergers and acquisitions, asset divestiture, and policies and procedures.

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

To be filed by amendment within 71 days.

(b) Pro forma Financial Information.

To be filed by amendment within 71 days.

(c) Shell Company Transaction.

Not applicable

(d) Exhibits

10.1	Purchase Agreement dated June 20, 2011, between Eagle Ford Oil and Gas Corp. TDLOG, L.L.C., Driftwood Resources, L.L.C., Pierre Vorster and Sandstone Energy L.L.C.

10.2	Form of Conversion Agreement for conversion of Series D Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL AND GAS CORP

Date: June 24, 2011	By:/s//Paul Williams
Paul Williams
/CEO